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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  May 8, 2002

                               EXUS NETWORKS, INC.
                               -------------------
             (Exact name of registrant as specified in its chapter)


         Nevada                        000-30183              91-1317131
         ------                        ---------              ----------
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)                File Number)         Identification No.)



           150 East 58th Street
             New York, NY                                        10155
             ------------                                        -----
  (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (212) 514-6600
                                                    --------------


                                       N/A
          (Former name or former address, if changed since last report)




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Item 4. Changes in Registrant's Certifying Accountant.

         Pursuant to Item 304 of Regulation S-B, the registrant states:

                  On May 8, 2002, the registrant's independent accountants, BDO Seidman, LLP resigned as independent accountants. BDO Seidman, LLP never concluded any audit or expressed any opinion on behalf of the Registrant.

                  On May 8, 2002, the registrant appointed Feldman Sherb and Co. P.C. as independents accountant. Prior to engaging Feldman Sherb & Co., P.C., the registrant did not consult with its new independent accountants regarding any matter under the circumstances described in Item 304(a) (2) of Regulation S-B.

                  The registrant's board of directors approved the change of independent accountants.

                  During the past fiscal year and the interim period through May 8, 2002, there were no disagreements between the registrant and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with a report on the Registrant's financial statements.

                  The registrant has provided to BDO Seidman, LLP., its former independent accountants, a copy of the disclosures contained in this Item 4, and the registrant has requested a letter from BDO Seidman, LLP, addressed to the Commission, stating whether it agrees with the statements made by the registrant and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        EXUS NETWORKS, INC.

                                                    /s/ Isaac H. Sutton
                                                        President and Director

Dated: May 8, 2002